Exhibit 11

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to Registration Statement No. 33-14190 of Merrill Lynch Funds For Institutions Series of our report dated May 25, 2001 appearing in the annual report to shareholders of Merrill Lynch Funds For Institutions Series, consisting of Merrill Lynch Premier Institutional Fund, Merrill Lynch Institutional Fund, Merrill Lynch Government Fund, Merrill Lynch Treasury Fund, and Merrill Lynch Institutional Tax-Exempt Fund (each a separate series of Merrill Lynch Funds For Institutions Series) for the year ended April 30, 2001, and to the reference to us under the caption “Financial Highlights” in the Prospectus, and to the use of our report dated January 3, 2002, on the statement of assets and liabilities of Master Institutional Money Market Trust as of December 31, 2001, which appears in the Statement of Additional Information, both of which are parts of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts January 10, 2002